UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2014

Dynacq Healthcare, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-21574 (Commission File Number)	76-0375477 (IRS Employer Identification No.)

4301 Vista Road Pasadena, Texas (Address of principal executive offices)	77504 (Zip Code)

(713) 378-2000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

In May 2014, the stockholders of Dynacq Healthcare, Inc., a Nevada corporation (the “Company”), holding approximately 58.2% of the issued and outstanding shares of the common stock of the Company executed a Written Consent in Lieu of an Annual Meeting of Stockholders pursuant to which Dr. Eric K. Chan was re-elected as the sole member of the Board of Directors of the Company. Dr. Chan’s re-election to the Board was effective as of June 18, 2014, which is 20 calendar days after the Company’s Information Statement, filed with the Securities and Exchange Commission on May 22, 2014, was mailed to its stockholders. Dr. Chan will serve as a director of the Company until its next annual meeting or until his successor is duly elected and qualified or until his earlier death, resignation or removal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynacq Healthcare, Inc.

Date: June 18, 2014	By:	/s/ Eric K. Chan
Eric K. Chan Chief Executive Officer